Filed pursuant to Rule 433
Free Writing Prospectus
February 20, 2025
Registration No. 333-281615

Landing page separately reviewed: https://www.franklintempleton.com/investments/options/exchange-traded-funds/products/41786/SINGLCLASS/franklin-crypto-index-etf/EZPZ

EZPZ Franklin Crypto Index ETF digital ads

FRANKLIN TEMPLETON

Display - animated






Bitcoin
or


Bitcoin
or
Ether?


Bitcoin
or
Ether?


Bitcoin
or and
Ether


FRANKLIN TEMPLETON
That's EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ


Important information:
The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.
The Fund is not an investment company registered under the Investment Company Act of 1940 (1940 Act), and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the 1940 Act. The Fund is not a commodity pool for purposes of the Commodity Exchange Act (CEA) and accordingly is not subject to the regulatory protections afforded by the CEA.
© 2025 Franklin Distributors, LLC, marketing agent


FRANKLIN TEMPLETON
That's EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ

EZPZ Franklin Crypto Index ETF digital ads

FRANKLIN TEMPLETON

Social - static


Franklin Templeton
Sponsored
Choosing can be hard - so don't. EZPZ offers exposure to both bitcoin and ether without the hassle of buying them directly.
Bitcoin
or and
Ether
Get EZPZ
Important Information:
The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.
The Fund is not an investment company registered under the Investment Company Act of 1940 (1940 Act), and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the 1940 Act. The Fund is not a commodity pool for purposes of the Commodity Exchange Act (CEA) and accordingly is not subject the regulatory protections afforded by the CEA.
© 2025 Franklin Distributors, LLC, marketing agent.
franklintempleton.com
EZPZ
Franklin Crypto Index ETF
Learn more

Social - animated


Franklin Templeton
Sponsored
Choosing can be hard - so don't. EZPZ offers exposure to both bitcoin and ether without the hassle of buying them directly.
Bitcoin
or and
Ether
franklintempleton.com
EZPZ
Franklin Crypto Index ETF
Learn more

See animation storyboard on the next page

EZPZ Franklin Crypto Index ETF digital ads

FRANKLIN TEMPLETON

Social – animation storyboard



Bitcoin
or
Bitcoin
or
Ether?
Bitcoin
or
Ether?
Bitcoin
or
and
Ether
That's
EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ
That's
EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ

EZPZ Franklin Crypto Index ETF digital ads

FRANKLIN TEMPLETON

Social, no fees - static


Franklin Templeton
Sponsored
EZPZ offers exposure to both bitcoin and ether without the hassle of buying them directly - with no fees through August 2025.
Bitcoin
or and
Ether
Get EZPZ
Sponsor fee of 0.19%. For a period from 02/20/2025 to 08/29/2025, the Sponsor will waive a portion of the Sponsor's Fee so that the Sponsor's Fee after the fee waiver will be equal to 0.00% of the net asset value of the Fund for the first $10.0 billion of the Fund's assets.
Important Information:
The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.
The Fund is not an investment company registered under the Investment Company Act of 1940 (1940 Act), and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the 1940 Act. The Fund is not a commodity pool for purposes of the Commodity Exchange Act (CEA) and accordingly is not subject to the regulatory protections afforded by the CEA.
© 2025 Franklin Distributors, LLC, marketing agent
franklintempleton.com
EZPZ
Franklin Crypto Index ETF
Learn more

Social, no fees - animated


Franklin Templeton
Sponsored
EZPZ offers exposure to both bitcoin and ether without the hassle of buying them directly - with no fees through August 2025.
Bitcoin
or and
Ether
franklintempleton.com
EZPZ
Franklin Crypto Index ETF
Learn more

See animation storyboard on the next page

EZPZ Franklin Crypto Index ETF digital ads

FRANKLIN TEMPLETON

Social, no fees – animation storyboard






Bitcoin
or


Bitcoin
or
Ether?


Bitcoin
or
Ether?


Bitcoin
or and
Ether


That's
EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ


Important information.
Sponsor fee of 0.19%.


That's
EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ